UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2009

RAMTRON INTERNATIONAL CORPORATION
____________________________________________________________________
(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO	80921
(Address of principal executive offices)	(Zip Code)

Delaware	0-17739
(State or other jurisdiction of incorporation or organization)	(Commission File Number)

84-0962308
(I.R.S. Employer Identification No.)

Registrant's telephone number, including area code:  (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2009, Ramtron International Corporation (“Ramtron”) entered into a Semiconductor Services Attachment No. 4 (“Attachment No. 4”), supplementing the previously disclosed Custom Sales Agreement Ramtron entered into with IBM Corporation (“IBM”).

Attachment No. 4 provides for the supply of equipment and services to be provided respectively by IBM and Ramtron in connection with IBM’s manufacture of products for Ramtron in future periods and schedules Ramtron’s payments for equipment Ramtron is to supply and for IBM’s manufacturing services. Attachment No. 4 also provides for ownership and certain license rights of the parties with respect to their intellectual properties to be used and developed in connection with such manufacture and supply.

This description of the material terms of Attachment No. 4 is qualified in its entirety by reference to the full text of Attachment No. 4, a redacted version of which Ramtron intends to file as an exhibit to a future periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

/s/ Eric A. Balzer
Eric A. Balzer
Chief Financial Officer
(Principal Accounting Officer and
Duly Authorized Officer of the
Registrant)

Dated: January 7, 2010